Exhibit 99.1

News Release

Babcock & Wilcox to Accelerate Growth in Clean Energy with Acquisition of Renewable Services Firm, VODA A/S; Will Form B&W Renewable Service Unit

• VODA is a leading multi-brand aftermarket parts and service provider for the waste-to-energy and biomass-to-energy markets

• Acquisition to strengthen B&W Renewable segment in Europe

(AKRON, Ohio – September 28, 2021) – Babcock & Wilcox Enterprises, Inc. ("B&W" or the "Company") (NYSE: BW) announced today that it has signed a definitive agreement to acquire VODA A/S, a leading multi-brand aftermarket parts and service provider for the waste-to-energy and biomass-to-energy markets based in Vejen, Denmark. The transaction is targeted to close at the end of October 2021, following the satisfaction of customary closing conditions, including regulatory review in Denmark.

B&W will form B&W Renewable Service to integrate the VODA A/S and B&W Vølund aftermarket services businesses. This will serve as B&W’s platform for its renewable service business in Europe, significantly strengthening and expanding its ability to serve existing and new customers throughout this market, including for B&W-supplied and competitors’ technology. B&W Renewable Service will be led by VODA’s Chief Executive Officer, Christopher Nysted Sørensen.

“This strategic acquisition brings together B&W’s and VODA’s strengths and creates a solid foundation to further expand our service business in Europe’s fast-growing renewable energy market,” said Kenneth Young, B&W Chairman and Chief Executive Officer. “Combining B&W’s financial strength, engineering capabilities and proven experience as an original equipment provider and service company with the capabilities and expertise of VODA creates a dynamic team ready to work together to serve our customers.”

“VODA has used a flexible and scalable business model to grow rapidly and efficiently, and we see many additional opportunities for our combined operations to grow synergistically,” Young said. “VODA employees are capable, responsive and experienced, and we’re pleased to welcome them to B&W.”

VODA CEO Christopher Nysted Sørensen said, “VODA has grown substantially over the last three years and has built a reputation for providing customer-focused, market-driven service and solutions. This transaction will set the foundation for future growth and new possibilities for customers and our employees. We are excited and proud to be given this opportunity to expand further and to work together as part of B&W Renewable Service.”

About Babcock & Wilcox

Headquartered in Akron, Ohio, Babcock & Wilcox is a global leader in energy and environmental technologies and services for the power and industrial markets. Follow us on LinkedIn and learn more at www.babcock.com.

About VODA A/S

VODA A/S focuses on energy producing incineration plants including Waste-to-Energy, Biomass-to-Energy or other fuels, providing service, engineering services, spare parts as well as general outage support and management. VODA has extensive experience within incineration technology, boiler / pressure parts, SRO, automation, and performance optimization. Headquartered in Vejen, Denmark, VODA also has locations in Aalborg, Denmark and Sweden.

Forward-Looking Statements

B&W cautions that this release contains forward-looking statements, including, without limitation, statements relating to our ability to close on the planned acquisition of VODA A/S and the timing of such closing, the expected growth in clean energy services in Europe, and the benefits expected to be achieved following the acquisition of VODA A/S, including our ability to expand our service business in Europe’s fast-growing renewable energy market.  These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, our ability to satisfy the conditions to closing and to consummate the planned acquisition of VODA A/S, the impact of COVID-19 on the Company; the reaction of customers, suppliers and stockholders to the announcement or consummation of the acquisition; risks that the acquisition disrupts current plans and operations of the parties to the transaction; the amount of the costs, fees, expenses and charges related to the acquisition; the capital markets and global economic climate generally; and the other factors specified and set forth under "Risk Factors" in the Company’s periodic reports filed with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K and its quarterly reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. These forward-looking statements are made based upon detailed assumptions and reflect management’s current expectations and beliefs. While the Company believes that these assumptions underlying the forward-looking statements are reasonable, the Company cautions that it is very difficult to predict the impact of known factors, and it is impossible for the Company to anticipate all factors that could affect actual results. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and we undertake no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.”

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Investor Contact:	Media Contact:
Megan Wilson	Ryan Cornell
Vice President, Corporate Development & Investor Relations	Public Relations
Babcock & Wilcox	Babcock & Wilcox
704.625.4944 | investors@babcock.com	330.860.1345 | rscornell@babcock.com